Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-208983) and on Form S-8 (333-196406 and 333-196407) of Lombard Medical Inc, of our report dated April 29, 2016 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Reading, UK
28 April 2017